Investor Contacts:	Media Contacts:
Carol K. Nelson, CEO Rob Disotell, CCO Cascade Bank 425.339.5500 www.cascadebank.com	Paul Kranhold / Diane Henry Sard Verbinnen & Co 415.618.8750	NEWS RELEASE

Cascade Financial Corporation Announces Settlement with Shareholder Group
Shareholder Group to Vote in Support of Board Nominees and Board Proposals

Everett, WA – April 29, 2010 – Cascade Financial Corporation (NASDAQ:  CASB), parent company of Cascade Bank, announced today that it has reached an agreement with the entities and persons affiliated with the shareholder group identified in a recent March 2, 2010 SEC filing, to settle their potential proxy contest related to the Company’s 2010 annual meeting of shareholders to be held on June 22, 2010 in Everett, WA.  As part of the agreement, the shareholder group which includes Cascade Directors Craig G. Skotdal and Dwayne R. Lane and collectively own approximately 11.53% of Cascade’s common stock, have agreed to vote their shares in support of all Board nominees and Board proposals at the upcoming annual meeting.

Four members of Cascade’s current board of directors are currently scheduled to stand for election at the 2010 annual meeting of shareholders:  Richard Anderson, CPA, Janice Halladay, Marion R. Foote and Craig G. Skotdal.   Under the terms of the settlement agreement, Cascade will expand the size of its board from 12 to 15 directors and will appoint the individuals recommended by the shareholder group to fill the three new seats on the board, subject to obtaining regulatory approval of the proposed new directors.  The three new directors will be Arnold R. Hofmann, Christian H. Sievers and Thomas H. Rainville.  In addition, the shareholder group will support the Company’s other nominees for election to the Board at the upcoming annual meeting.

In a joint statement, Carol K. Nelson, President and CEO of Cascade and Craig G. Skotdal, an existing director of the Company and a member of the shareholder group stated, “We are pleased to have reached an agreement which serves the best interest of all Cascade shareholders.”  Nelson added, “This agreement will not only allow Cascade to put the expense and distractions of the potential proxy contest behind us, it will also enable the Company to focus on its priorities of improving asset quality, raising capital and returning Cascade to profitable operations.  I look forward to working with our new colleagues on the Board to enhance shareholder value.”

The contents of the agreement can be found in a Form 8-K filed today with the Securities & Exchange Commission.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank has proudly served the Puget Sound region for over 90 years and operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In October 2009, Cascade Bank was named Favorite Snohomish County Company in the fourth annual NW.Jobs.com People’s Picks awards.  In June 2009, Cascade was ranked #55 on the Seattle Times’ Northwest 100 list of public companies.  In April 2010, Cascade was ranked #8 on the Puget Sound Business Journal’s list of largest bank companies headquartered in the Puget Sound area.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Reform Act.  CASB’s actual results may differ materially from those included in the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CASB of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CASB’s results.  These statements are representative only on the date hereof, and CASB undertakes no obligation to update any forward-looking statements made.

Transmitted on Globe Newswire on April 29, 2010 at 2:00 p.m. PDT.